UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2022

Tilray Brands, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Talbot Street West, Leamington, Ontario, Canada		N8H 4H3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

This current report on Form 8-K is filed for the purpose of disclosing that, as of August 3, 2022, there were 580,004,915 shares of Class 2 Common Stock, par value $0.0001 per share, of Tilray Brands, Inc. (the “Company”) issued and outstanding.

On the cover page to the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2022, filed with the U.S. Securities and Exchange Commission on July 28, 2022 (the “2022 Form 10-K”), the Company disclosed that, as of July 22, 2022, there were 536,390,766 shares issued and outstanding, which did not reflect certain issuances of shares. The number of shares issued and outstanding, as disclosed in this current report on Form 8-K, includes 33,314,412 shares of Class 2 Common Stock that were issued to HT Investments LLC on July 12, 2022, pursuant to the HEXO Inc. transaction described in the Company’s 2022 Form 10-K.  There are no changes to the per share amounts reported for the fiscal year ended May 31, 2022 in the 2022 Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

104	Cover Page Interactive Data File (formatted in Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray Brands, Inc.

Date: August 3, 2022	By:	/s/ Mitchell Gendel
Mitchell Gendel
Global General Counsel